EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-21277, 33-57898 and 33-91712 of Snap-on Incorporated on Form S-8 of our report dated May 28, 2004, appearing in this Annual Report on Form 11-K of the Snap-on Incorporated 401(k) Savings Plan for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

June 25, 2004

Milwaukee, Wisconsin

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-21277, 33-57898 and 33-91712 of Snap-on Incorporated on Form S-8 of our report dated May 28, 2004, appearing in this Annual Report on Form 11-K of the Snap-on Incorporated Personal Savings Plan for Collective Bargained Groups for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

June 25, 2004

Milwaukee, Wisconsin

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 33-21277, 33-57898 and 33-91712 on Form S-8 of our report dated May 28, 2004, appearing in this Annual Report on Form 11-K of the Snap-on Incorporated 401(k) Savings Plan for Subsidiaries.

/s/ Deloitte & Touche LLP

June 25, 2004

Milwaukee, Wisconsin